EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-149980, 333-149981, 333-152170, 333-152171, 333-152172, and 333-157376) and Form S-8 (No. 333-152168) of Cell Therapeutics, Inc. of our reports dated March 16, 2009, relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

March 16, 2009